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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 of our report, dated March 20, 1997, on our audits of the consolidated financial statements of Proffitt's, Inc. as of February 1, 1997 and February 3, 1996, and for each of the three years in the period ended February 1, 1997. We also consent to the reference to our firm under the caption "Experts."



                                                       COOPERS & LYBRAND L.L.P.


Birmingham, Alabama
September 3, 1997